Exhibit 99.1

Tenneco Reports Third Quarter 2015 Results

  Revenue of $2 billion
  Adjusted EBIT margin improvement
  Repurchased 2.4 million shares of common stock in 3Q

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 23, 2015--Tenneco Inc. (NYSE: TEN) reported third quarter net income of $52 million, or 88-cents per diluted share, compared with $78 million, or $1.27 per diluted share, in third quarter 2014. Excluding restructuring costs and tax adjustments, third quarter net income was $73 million, or $1.22 per diluted share.

Revenue

Tenneco reported total quarterly revenue of $2.025 billion. Excluding a negative currency impact of $160 million, total revenue rose 5% year-over-year to $2.185 billion, with growth in both the Clean Air and Ride Performance product lines.

The company’s OE light vehicle revenue excluding the impact of currency continued to outpace industry production, improving 6% on higher volumes in North America and Europe.

Excluding currency, global aftermarket revenues rose 9% on strong ride performance product sales in North America, South America, and Europe, and higher clean air product sales in North America.

Tenneco’s commercial truck and off-highway revenue also outpaced industry production, driven by incremental content growth to meet global emissions regulations. Customer unit demand declined about 30% versus last year, however, Tenneco’s commercial truck and off-highway revenues, excluding currency, were down only 7%, or 4% on a value-add basis.

EBIT

Third quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $116 million, versus $140 million last year. Adjusted EBIT for the third quarter was $151 million, compared with $152 million a year ago. EBIT includes a year-over-year negative currency impact of $24 million.

“Excluding currency headwinds, we delivered another quarter of solid revenue growth. Both light vehicle as well as commercial truck and off-highway revenue significantly outpaced global industry production, and the aftermarket exceeded market growth rates, reflecting Tenneco’s balance across regions, end-markets, product lines, and customers,” said Gregg Sherrill, chairman and CEO, Tenneco. “We also continued our strong margin performance with our tenth consecutive quarter of EBIT margin improvement, driven by stronger light vehicle volumes, incremental content on commercial truck and off-highway programs, higher aftermarket sales and operational cost improvements.”

Adjusted third quarter 2015 and 2014 results:

(millions except per share amounts)	Q3 2015				Q3 2014
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$169	$116	$52	$0.88	$192	$140	$78	$1.27

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	31	35	33	0.55	8	8	7	0.12
Bad debt charge	-	-	-	-	4	4	3	0.05
Net tax adjustments	-	-	(12)	(0.21)	-	-	(10)	(0.19)

Non-GAAP earnings measures	$200	$151	$73	$1.22	$204	$152	$78	$1.25

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Restructuring and Related Expenses

During the quarter, the company recorded $25 million in restructuring charges related to exiting the Marzocchi suspension product line, and $10 million related to the company’s ongoing cost improvement initiatives.

EBIT Margin

Margin expansion continued in the quarter with value-add adjusted EBIT margin improving 20 basis points year-over-year to 9.7%.

Clean Air adjusted EBIT as a percent of value-add revenue increased to 11.5% versus 10.7% a year ago, driven primarily by stronger light vehicle volumes in North America and Europe and higher aftermarket revenue in North America. Clean Air EBIT margin benefitted from the timing of a customer recovery in China of $5 million in EBIT, or 3-cents per diluted share. Excluding the impact of this customer recovery, Clean Air EBIT margin increased to 10.9%.

Ride Performance adjusted EBIT as a percent of value-add revenue was 9.4% versus 9.8% last year. Excluding the impact of unfavorable currency, Ride Performance EBIT margin was 11.0%, driven by stronger light vehicle volumes and higher global aftermarket sales.

	Q3 2015	Q3 2014
EBIT as a percent of revenue	5.7%	6.7%
EBIT as a percent of value-add revenue	7.5%	8.7%

Adjusted EBIT as a percent of revenue	7.5%	7.3%
Adjusted EBIT as a percent of value-add revenue	9.7%	9.5%

Cash

In the third quarter, cash generated by operations was $106 million, versus $115 million last year. Year to date, cash generated by operations was $188 million versus $89 million a year ago, driven by strong working capital management, especially inventory improvements.

In the quarter, capital expenditures were $67 million versus $95 million last year, primarily due to the timing of spending to support new programs. Year to date, capital expenditures were $217 million versus $249 million a year ago, and the company expects to be toward the lower end of its guidance range of $300 million to $320 million for the full year.

Share Repurchase

The company repurchased 2.4 million shares of common stock for $114 million in the third quarter. Year-to-date through the third quarter, Tenneco has repurchased a total of 3.1 million shares for $158 million as part of its previously announced $350 million share repurchase program, which the company expects to complete by the end of 2016.

Tenneco also announced today, in a separate press release, an expansion of its share repurchase program, authorizing the repurchase of an additional $200 million of common stock. Tenneco anticipates completing this additional share repurchase authorization by the end of 2017.

Outlook

Based on current global industry forecasts and sequential improvement in customer production schedules in China, and excluding currency, Tenneco anticipates total fourth quarter revenue growth of 6%, resulting in full-year revenue growth of 5%.

The company anticipates fourth quarter currency headwinds on revenues of approximately 5%.

Global light vehicle industry production in the regions where Tenneco operates is expected to decrease 1% in the fourth quarter. The company is well-positioned to significantly outperform industry production with its balance across customers and platforms.

Tenneco expects commercial truck and off-highway revenue to continue to significantly outpace the industry in the fourth quarter due to content growth, offsetting a significant portion of the ongoing industry production weakness.

The company also expects solid year-over-year revenue growth from its global aftermarket business in the fourth quarter.

“Our success reflects the strength of our two product lines, the benefit of structural growth drivers and strong execution across our operations,” said Sherrill. “Our focus remains on strategies to capture organic growth, investments to drive cost competitiveness and strategic opportunities to enhance our organic growth, all to deliver greater returns and value to our shareholders.”

Attachment 1
Statements of Income – 3 Months
Statements of Income – 9 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 9 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 9 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 9 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 9 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 9 Months
Reconciliation of Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – Quarterly

CONFERENCE CALL

The company will host a conference call on Friday, October 23, 2015 at 8:00 a.m. ET. The dial-in number is 888-946-4303 (domestic) or 210-234-0079 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on October 23, 2015 through November 23, 2015. To access this recording, dial 866-465-2112 (domestic) or 203-369-1429 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release, along with presentation slides that will be referred to on the call, will be available on the financial section of the Tenneco web site.

Tenneco is an $8.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 29,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. For certain additional assumptions upon which these estimates are based, see the slides accompanying the October 23, 2015 conference call, which will be available on the financial section of the Tenneco website.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current European cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2014.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2015		2014
Net sales and operating revenues
Clean Air Division - Value-add revenues	$933		$952
Clean Air Division - Substrate sales	475		479
Ride Performance Division - Value-add revenues	617		650
	$2,025		$2,081

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,707	(a)	1,735	(c)(d)
Engineering, research and development	35	(a)	42
Selling, general and administrative	113	(a)	108	(d)
Depreciation and amortization of other intangibles	53	(a)	52
Total costs and expenses	1,908		1,937

Loss on sale of receivables	(1)		(1)
Other income (expense)	-		(3)	(c)
Total other income (expense)	(1)		(4)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	103	(a)	97	(c)(d)
Ride Performance Division	27	(a)	57	(c)
Other	(14)		(14)
	116		140

Interest expense (net of interest capitalized)	16		20
Earnings before income taxes and noncontrolling interests	100		120

Income tax expense	34	(b)	31	(e)
Net income	66		89

Less: Net income attributable to noncontrolling interests	14		11
Net income attributable to Tenneco Inc.	$52		$78

Weighted average common shares outstanding:
Basic	59.6		60.8
Diluted	60.0		61.7

Earnings per share of common stock:
Basic	$0.89		$1.29
Diluted	$0.88		$1.27
(a)	Includes restructuring and related charges of $35 million pre-tax, $33 million after tax or $0.55 per diluted share. Of the adjustment, $27 million is recorded in cost of sales, $3 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses and $4 million is recorded in depreciation and amortization. $4 million is recorded in the Clean Air Division and $31 million is recorded in the Ride Performance Division.
(b)	Includes net tax benefits of $12 million or $0.21 per diluted share for tax adjustments to prior year estimates.
(c)	Includes restructuring and related charges of $8 million pre-tax, $7 million after tax or $0.12 per diluted share. Of the adjustment, $5 million is recorded in cost of sales and $3 million is recorded in other income (expense). $1 million is recorded in the Clean Air Division and $7 million is recorded in the Ride Performance Division.
(d)	Includes a charge of $4 million pre-tax, $3 million after tax or $0.05 per diluted share related to the bankruptcy of an aftermarket customer in Europe. Of the adjustment, $2 million is recorded in cost of sales and $2 million is recorded in selling, general and administrative expenses.
(e)	Includes net tax benefits of $10 million or $0.19 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2015		2014
Net sales and operating revenues
Clean Air Division - Value-add revenues	$2,840		$2,938
Clean Air Division - Substrate sales	1,434		1,478
Ride Performance Division - Value-add revenues	1,904		2,000
	$6,178		$6,416

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	5,157	(a)	5,340	(c) (d)
Engineering, research and development	114	(a)	126	(c)
Selling, general and administrative	359	(a)	379	(c) (d)
Depreciation and amortization of other intangibles	154	(a)	155
Total costs and expenses	5,784		6,000

Loss on sale of receivables	(3)		(3)
Other income (expense)	-		(4)	(c)
Total other income (expense)	(3)		(7)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	301	(a)	297	(c) (d)
Ride Performance Division	151	(a)	180	(c)
Other	(61)		(68)
	391		409

Interest expense (net of interest capitalized)	49		58
Earnings before income taxes and noncontrolling interests	342		351

Income tax expense	122	(b)	117	(e)
Net income	220		234

Less: Net income attributable to noncontrolling interests	41		29
Net income attributable to Tenneco Inc.	$179		$205

Weighted average common shares outstanding:
Basic	60.4		60.7
Diluted	60.9		61.6

Earnings per share of common stock:
Basic	$2.97		$3.39
Diluted	$2.94		$3.33
(a)	Includes restructuring and related charges of $47 million pre-tax, $43 million after tax or $0.71 per diluted share. Of the adjustment, $37 million is recorded in cost of sales, $5 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses and $4 million is recorded in depreciation and amortization. $7 million is recorded in the Clean Air Division and $40 million is recorded in the Ride Performance Division.
(b)	Includes net tax benefits of $9 million or $0.16 per diluted share for tax adjustments to prior year estimates.
(c)	Includes restructuring and related charges of $28 million pre-tax, $24 million after tax or $0.40 per diluted share. Of the adjustment, $20 million is recorded in cost of sales, $3 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses and $4 million is recorded in other income (expense). $14 million is recorded in the Clean Air Division and $14 million is recorded in the Ride Performance Division.
(d)	Includes a charge of $4 million pre-tax, $3 million after tax or $0.05 per diluted share related to the bankruptcy of an aftermarket customer in Europe. Of the adjustment, $2 million is recorded in cost of sales and $2 million is recorded in selling, general and administrative expenses.
(e)	Includes net tax benefits of $9 million or $0.17 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		September 30, 2015		December 31, 2014

Assets

	Cash and cash equivalents	$220		$282

	Restricted cash	2		3

	Receivables, net	1,281	(a)	1,088	(a)

	Inventories	720		688

	Other current assets	348		365

	Investments and other assets	353	(c)	352	(c)

	Plant, property, and equipment, net	1,233		1,218

	Total assets	$4,157		$3,996

Liabilities and Shareholders' Equity

	Short-term debt	$95		$60

	Accounts payable	1,364		1,372

	Accrued taxes	32		40

	Accrued interest	16		3

	Other current liabilities	343		324

	Long-term debt	1,246	(b) (c)	1,055	(b) (c)

	Deferred income taxes	16		18

	Deferred credits and other liabilities	526		551

	Redeemable noncontrolling interests	36		35

	Tenneco Inc. shareholders' equity	447		497

	Noncontrolling interests	36		41

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$4,157		$3,996

		September 30, 2015		December 31, 2014
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$192		$153

		September 30, 2015		December 31, 2014
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$214		$-
	Term loan A (Due 2019)	289		300
	6.875% senior notes (Due 2020)	500		500
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	18		30

		$1,246		$1,055
(c)	In April 2015, the FASB issued Accounting Standard Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. Tenneco adopted this standard for the first quarter of 2015 and applied retrospectively. The balance for unamortized debt issuance costs was $12 million and $14 million at September 30, 2015 and December 31, 2014, respectively.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2015	2014

Operating activities:
Net income	$66	$89
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	53	52
Stock-based compensation	4	3
Deferred income taxes	12	(12)
Loss on sale of assets	1	3
Changes in components of working capital-
(Inc.)/dec. in receivables	(17)	67
(Inc.)/dec. in inventories	(19)	(21)
(Inc.)/dec. in prepayments and other current assets	(1)	(5)
Inc./(dec.) in payables	7	(44)
Inc./(dec.) in accrued taxes	(29)	6
Inc./(dec.) in accrued interest	12	5
Inc./(dec.) in other current liabilities	13	(10)
Changes in long-term assets	-	2
Changes in long-term liabilities	2	(17)
Other	2	(3)
Net cash provided by operating activities	106	115

Investing activities:
Proceeds from sale of assets	1	1
Cash payments for plant, property & equipment	(71)	(95)
Cash payments for software-related intangible assets	(5)	(3)
Net cash used by investing activities	(75)	(97)

Financing activities:
Purchase of common stock under the share repurchase program	(114)	-
Tax impact from stock-based compensation	(5)	1
Issuance of long-term debt	1	-
Retirement of long-term debt	(4)	(6)
Net inc./(dec.) in bank overdrafts	(10)	(4)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	138	(20)
Net inc./(dec.) in short-term debt secured by accounts receivable	(20)	30
Distribution to noncontrolling interest partners	(22)	-
Net cash provided (used) by financing activities	(36)	1

Effect of foreign exchange rate changes on cash and
cash equivalents	(25)	(4)

Increase (Decrease) in cash and cash equivalents	(30)	15
Cash and cash equivalents, July 1	250	260
Cash and cash equivalents, September 30	$220	$275

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$5	$15
Cash paid during the period for income taxes (net of refunds)	44	24

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$37	$39

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2015	2014

Operating activities:
Net income	$220	$234
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	154	155
Stock-based compensation	13	11
Deferred income taxes	(1)	(13)
Loss on sale of assets	2	5
Changes in components of working capital-
(Inc.)/dec. in receivables	(237)	(236)
(Inc.)/dec. in inventories	(65)	(125)
(Inc.)/dec. in prepayments and other current assets	(4)	(57)
Inc./(dec.) in payables	70	116
Inc./(dec.) in accrued taxes	(7)	6
Inc./(dec.) in accrued interest	13	5
Inc./(dec.) in other current liabilities	31	14
Changes in long-term assets	1	3
Changes in long-term liabilities	-	(27)
Other	(2)	(2)
Net cash provided by operating activities	188	89

Investing activities:
Proceeds from sale of assets	3	1
Cash payments for plant, property & equipment	(221)	(262)
Cash payments for software-related intangible assets	(13)	(12)
Change in restricted cash	1	-
Net cash used by investing activities	(230)	(273)

Financing activities:
Issuance (Repurchase) of common shares	5	(1)
Purchase of common stock under the share repurchase program	(158)	-
Tax impact from stock-based compensation	1	18
Issuance of long-term debt	1	45
Debt issuance costs on long-term debt	(1)	-
Retirement of long-term debt	(25)	(16)
Net inc./(dec.) in bank overdrafts	(21)	(5)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	223	147
Net inc./(dec.) in short-term debt secured by accounts receivable	30	20
Capital contribution from noncontrolling interest partner	-	5
Distribution to noncontrolling interest partners	(44)	(23)
Net cash provided by financing activities	11	190

Effect of foreign exchange rate changes on cash and
cash equivalents	(31)	(6)

Decrease in cash and cash equivalents	(62)	-
Cash and cash equivalents, January 1	282	275
Cash and cash equivalents, September 30	$220	$275

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$38	$53
Cash paid during the period for income taxes (net of refunds)	79	98

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$37	$39

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q3 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$52

Net income attributable to noncontrolling interests										14

Net income										66

Income tax expense										34

Interest expense (net of interest capitalized)										16

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$58	$14	$31	$103	$39	$(21)	$9	$27	$(14)	116

Depreciation and amortization of other intangibles	15	10	7	32	8	11	2	21	-	53

Total EBITDA including noncontrolling interests (2)	$73	$24	$38	$135	$47	$(10)	$11	$48	$(14)	$169

	Q3 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$78

Net income attributable to noncontrolling interests										11

Net income										89

Income tax expense										31

Interest expense (net of interest capitalized)										20

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$56	$14	$27	$97	$38	$9	$10	$57	$(14)	140

Depreciation and amortization of other intangibles	16	11	6	33	8	9	2	19	-	52

Total EBITDA including noncontrolling interests (2)	$72	$25	$33	$130	$46	$18	$12	$76	$(14)	$192
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q3 2015				Q3 2014
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$169	$116	$52	$0.88	$192	$140	$78	$1.27

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			31	35	33	0.55	8	8	7	0.12
Bad debt charge (4)			-	-	-	-	4	4	3	0.05
Net tax adjustments			-	-	(12)	(0.21)	-	-	(10)	(0.19)

Non-GAAP earnings measures			$200	$151	$73	$1.22	$204	$152	$78	$1.25

	Q3 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$58	$14	$31	$103	$39	$(21)	$9	$27	$(14)	$116
Restructuring and related expenses	-	2	2	4	1	29	1	31	-	35
Adjusted EBIT	$58	$16	$33	$107	$40	$8	$10	$58	$(14)	$151

	Q3 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$56	$14	$27	$97	$38	$9	$10	$57	$(14)	$140
Restructuring and related expenses	-	-	1	1	3	4	-	7	-	8
Bad debt charge (4)	-	4	-	4	-	-	-	-	-	4
Adjusted EBIT	$56	$18	$28	$102	$41	$13	$10	$64	$(14)	$152
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charge related to the bankruptcy of an aftermarket customer in Europe.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$179

Net income attributable to noncontrolling interests										41

Net income										220

Income tax expense										122

Interest expense (net of interest capitalized)										49

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$179	$36	$86	$301	$125	$(1)	$27	$151	$(61)	391

Depreciation and amortization of other intangibles	49	30	19	98	25	26	5	56	-	154

Total EBITDA including noncontrolling interests (2)	$228	$66	$105	$399	$150	$25	$32	$207	$(61)	$545

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$205

Net income attributable to noncontrolling interests										29

Net income										234

Income tax expense										117

Interest expense (net of interest capitalized)										58

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$186	$41	$70	$297	$116	$39	$25	$180	$(68)	409

Depreciation and amortization of other intangibles	49	34	16	99	24	27	5	56	-	155

Total EBITDA including noncontrolling interests (2)	$235	$75	$86	$396	$140	$66	$30	$236	$(68)	$564
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2015				YTD 2014
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$545	$391	$179	$2.94	$564	$409	$205	$3.33

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			43	47	43	0.71	28	28	24	0.40
Bad debt charge (4)			-	-	-	-	4	4	3	0.05
Net tax adjustments			-	-	(9)	(0.16)	-	-	(9)	(0.17)

Non-GAAP earnings measures			$588	$438	$213	$3.49	$596	$441	$223	$3.61

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$179	$36	$86	$301	$125	$(1)	$27	$151	$(61)	$391
Restructuring and related expenses	-	4	3	7	2	36	2	40	-	47
Adjusted EBIT	$179	$40	$89	$308	$127	$35	$29	$191	$(61)	$438

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$186	$41	$70	$297	$116	$39	$25	$180	$(68)	$409
Restructuring and related expenses	-	9	5	14	3	10	1	14	-	28
Bad debt charge (4)	-	4	-	4	-	-	-	-	-	4
Adjusted EBIT	$186	$54	$75	$315	$119	$49	$26	$194	$(68)	$441
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charge related to the bankruptcy of an aftermarket customer in Europe.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q3 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$720	$251	$469	$-	$469
Europe, South America & India	453	166	287	(56)	343
Asia Pacific	235	58	177	(9)	186
Total Clean Air Division	1,408	475	933	(65)	998

Ride Performance Division
North America	330	-	330	(10)	340
Europe, South America & India	236	-	236	(49)	285
Asia Pacific	51	-	51	(5)	56
Total Ride Performance Division	617	-	617	(64)	681

Total Tenneco Inc.	$2,025	$475	$1,550	$(129)	$1,679

	Q3 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$700	$261	$439	$-	$439
Europe, South America & India	484	164	320	-	320
Asia Pacific	247	54	193	-	193
Total Clean Air Division	1,431	479	952	-	952

Ride Performance Division
North America	342	-	342	-	342
Europe, South America & India	252	-	252	-	252
Asia Pacific	56	-	56	-	56
Total Ride Performance Division	650	-	650	-	650

Total Tenneco Inc.	$2,081	$479	$1,602	$-	$1,602
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,150	$760	$1,390	$(3)	$1,393
Europe, South America & India	1,381	500	881	(188)	1,069
Asia Pacific	743	174	569	(17)	586
Total Clean Air Division	4,274	1,434	2,840	(208)	3,048

Ride Performance Division
North America	1,021	-	1,021	(22)	1,043
Europe, South America & India	718	-	718	(152)	870
Asia Pacific	165	-	165	(10)	175
Total Ride Performance Division	1,904	-	1,904	(184)	2,088

Total Tenneco Inc.	$6,178	$1,434	$4,744	$(392)	$5,136

	YTD 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$2,153	$810	$1,343	$-	$1,343
Europe, South America & India	1,513	510	1,003	-	1,003
Asia Pacific	750	158	592	-	592
Total Clean Air Division	4,416	1,478	2,938	-	2,938

Ride Performance Division
North America	1,041	-	1,041	-	1,041
Europe, South America & India	795	-	795	-	795
Asia Pacific	164	-	164	-	164
Total Ride Performance Division	2,000	-	2,000	-	2,000

Total Tenneco Inc.	$6,416	$1,478	$4,938	$-	$4,938
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q3 2015 vs. Q3 2014 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$20	3%	$30	7%
Europe, South America & India	(31)	(6%)	23	7%
Asia Pacific	(12)	(5%)	(7)	(4%)
Total Clean Air Division	(23)	(2%)	46	5%

Ride Performance Division
North America	(12)	(4%)	(2)	(1%)
Europe, South America & India	(16)	(6%)	33	13%
Asia Pacific	(5)	(9%)	-	0%
Total Ride Performance Division	(33)	(5%)	31	5%

Total Tenneco Inc.	$(56)	(3%)	$77	5%

	YTD Q3 2015 vs. YTD Q3 2014 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$(3)	0%	$50	4%
Europe, South America & India	(132)	(9%)	66	7%
Asia Pacific	(7)	(1%)	(6)	(1%)
Total Clean Air Division	(142)	(3%)	110	4%

Ride Performance Division
North America	(20)	(2%)	2	0%
Europe, South America & India	(77)	(10%)	75	9%
Asia Pacific	1	1%	11	7%
Total Ride Performance Division	(96)	(5%)	88	4%

Total Tenneco Inc.	$(238)	(4%)	$198	4%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended September 30,

		2015		2014

Total debt (1)		$1,341		$1,287

Total cash		222		280

Debt net of cash balances (2)		$1,119		$1,007

Adjusted LTM EBITDA including noncontrolling interests (3) (4)		$776		$777

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (5)		1.4x		1.3x

	Q4 14	Q1 15	Q2 15	Q3 15	Q3 15 LTM

Net income attributable to Tenneco Inc.	$21	$49	$78	$52	$200

Net income attributable to noncontrolling interests	15	14	13	14	56

Income tax expense	14	41	47	34	136

Interest expense (net of interest capitalized)	33	16	17	16	82

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	83	120	155	116	474

Depreciation and amortization of other intangibles	53	50	51	53	207

Total EBITDA including noncontrolling interests (3)	136	170	206	169	681

Restructuring and related expenses	20	5	7	31	63

Pension/Postretirement charges (7)	32	-	-	-	32

Total Adjusted EBITDA including noncontrolling interest (4)	$188	$175	$213	$200	$776

	Q4 13	Q1 14	Q2 14	Q3 14	Q3 14 LTM

Net income attributable to Tenneco Inc.	$54	$46	$81	$78	$259

Net income attributable to noncontrolling interests	11	8	10	11	40

Income tax expense	33	40	46	31	150

Interest expense (net of interest capitalized)	20	19	19	20	78

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	118	113	156	140	527

Depreciation and amortization of other intangibles	54	51	52	52	209

Total EBITDA including noncontrolling interests (3)	172	164	208	192	736

Restructuring and related expenses	9	10	10	8	37

Bad debt charge (6)	-	-	-	4	4

Total Adjusted EBITDA including noncontrolling interest (4)	$181	$174	$218	$204	$777
(1) In April 2015, the FASB issued Accounting Standard Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. Tenneco adopted this standard for the first quarter of 2015 and applied retrospectively. The balance for unamortized debt issuance costs was $12 million and $11 million at September 30, 2015 and September 30, 2014, respectively.

(2) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (2), (3) and (4) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(6) Charge related to the bankruptcy of an aftermarket customer in Europe.

(7) Charges related to Pension derisking and postretirement medical true-up.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)
	Q3 2015
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,462	$(112)	$1,574	$437	$1,137
Original equipment commercial truck, off-highway and other revenues	234	(19)	253	69	184
Aftermarket revenues	329	(29)	358	-	358
Net sales and operating revenues	$2,025	$(160)	$2,185	$506	$1,679

	Q3 2014
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,480	$-	$1,480	$398	$1,082
Original equipment commercial truck, off-highway and other revenues	272	-	272	81	191
Aftermarket revenues	329	-	329	-	329
Net sales and operating revenues	$2,081	$-	$2,081	$479	$1,602

	YTD 2015
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$4,450	$(350)	$4,800	$1,312	$3,488
Original equipment commercial truck, off-highway and other revenues	747	(65)	812	226	586
Aftermarket revenues	981	(81)	1,062	-	1,062
Net sales and operating revenues	$6,178	$(496)	$6,674	$1,538	$5,136

	YTD 2014
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$4,565	$-	$4,565	$1,224	$3,341
Original equipment commercial truck, off-highway and other revenues	851	-	851	254	597
Aftermarket revenues	1,000	-	1,000	-	1,000
Net sales and operating revenues	$6,416	$-	$6,416	$1,478	$4,938
(1) Generally Accepted Accounting Principles
(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q3 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$720	$453	$235	$1,408	$330	$236	$51	$617	$-	$2,025

Less: Substrate sales	251	166	58	475	-	-	-	-	-	475

Value-add revenues	$469	$287	$177	$933	$330	$236	$51	$617	$-	$1,550

EBIT	$58	$14	$31	$103	$39	$(21)	$9	$27	$(14)	$116

EBIT as a % of revenue	8.1%	3.1%	13.2%	7.3%	11.8%	-8.9%	17.6%	4.4%		5.7%
EBIT as a % of value-add revenue	12.4%	4.9%	17.5%	11.0%	11.8%	-8.9%	17.6%	4.4%		7.5%

Adjusted EBIT	$58	$16	$33	$107	$40	$8	$10	$58	$(14)	$151

Adjusted EBIT as a % of revenue	8.1%	3.5%	14.0%	7.6%	12.1%	3.4%	19.6%	9.4%		7.5%
Adjusted EBIT as a % of value-add revenue	12.4%	5.6%	18.6%	11.5%	12.1%	3.4%	19.6%	9.4%		9.7%

	Q3 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$700	$484	$247	$1,431	$342	$252	$56	$650	$-	$2,081

Less: Substrate sales	261	164	54	479	-	-	-	-	-	479

Value-add revenues	$439	$320	$193	$952	$342	$252	$56	$650	$-	$1,602

EBIT	$56	$14	$27	$97	$38	$9	$10	$57	$(14)	$140

EBIT as a % of revenue	8.0%	2.9%	10.9%	6.8%	11.1%	3.6%	17.9%	8.8%		6.7%
EBIT as a % of value-add revenue	12.8%	4.4%	14.0%	10.2%	11.1%	3.6%	17.9%	8.8%		8.7%

Adjusted EBIT	$56	$18	$28	$102	$41	$13	$10	$64	$(14)	$152

Adjusted EBIT as a % of revenue	8.0%	3.7%	11.3%	7.1%	12.0%	5.2%	17.9%	9.8%		7.3%
Adjusted EBIT as a % of value-add revenue	12.8%	5.6%	14.5%	10.7%	12.0%	5.2%	17.9%	9.8%		9.5%
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,150	$1,381	$743	$4,274	$1,021	$718	$165	$1,904	$-	$6,178

Less: Substrate sales	760	500	174	1,434	-	-	-	-	-	1,434

Value-add revenues	$1,390	$881	$569	$2,840	$1,021	$718	$165	$1,904	$-	$4,744

EBIT	$179	$36	$86	$301	$125	$(1)	$27	$151	$(61)	$391

EBIT as a % of revenue	8.3%	2.6%	11.6%	7.0%	12.2%	-0.1%	16.4%	7.9%		6.3%
EBIT as a % of value-add revenue	12.9%	4.1%	15.1%	10.6%	12.2%	-0.1%	16.4%	7.9%		8.2%

Adjusted EBIT	$179	$40	$89	$308	$127	$35	$29	$191	$(61)	$438

Adjusted EBIT as a % of revenue	8.3%	2.9%	12.0%	7.2%	12.4%	4.9%	17.6%	10.0%		7.1%
Adjusted EBIT as a % of value-add revenue	12.9%	4.5%	15.6%	10.8%	12.4%	4.9%	17.6%	10.0%		9.2%

	YTD 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$2,153	$1,513	$750	$4,416	$1,041	$795	$164	$2,000	$-	$6,416

Less: Substrate sales	810	510	158	1,478	-	-	-	-	-	1,478

Value-add revenues	$1,343	$1,003	$592	$2,938	$1,041	$795	$164	$2,000	$-	$4,938

EBIT	$186	$41	$70	$297	$116	$39	$25	$180	$(68)	$409

EBIT as a % of revenue	8.6%	2.7%	9.3%	6.7%	11.1%	4.9%	15.2%	9.0%		6.4%
EBIT as a % of value-add revenue	13.8%	4.1%	11.8%	10.1%	11.1%	4.9%	15.2%	9.0%		8.3%

Adjusted EBIT	$186	$54	$75	$315	$119	$49	$26	$194	$(68)	$441

Adjusted EBIT as a % of revenue	8.6%	3.6%	10.0%	7.1%	11.4%	6.2%	15.9%	9.7%		6.9%
Adjusted EBIT as a % of value-add revenue	13.8%	5.4%	12.7%	10.7%	11.4%	6.2%	15.9%	9.7%		8.9%
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP REVENUE AND EARNINGS MEASURES
Unaudited
(Millions except percents)

	Q3 2015
	Value-add revenues	Adjusted EBIT	Adjusted EBIT as a % of value-add revenue (1)

Ride Performance Division	$617	$58	9.4%

Currency	(64)	(17)

Ride Performance Division after currency adjustment	$681	$75	11.0%
(1) Tenneco presents the above reconciliations in order to reflect value-add revenues and adjusted EBIT separately from the effects of doing business in currencies other than the U.S. dollar. Presenting adjusted EBIT as a percent of value-add revenue excluding currency assists investors in evaluating the company's operational performance.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2015
	Q1			Q2			Q3
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$86	$31	$55	$87	$31	$56	$81	$27	$54
Europe, South America & India	73	29	44	75	31	44	65	26	39
Asia Pacific	31	12	19	26	10	16	31	11	20
Total Clean Air Division	190	72	118	188	72	116	177	64	113

Total Ride Performance Division	67	-	67	68	-	68	57	-	57

Total Tenneco Inc.	$257	$72	$185	$256	$72	$184	$234	$64	$170

	2014
	Q1			Q2			Q3
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$87	$35	$52	$98	$41	$57	$89	$37	$52
Europe, South America & India	88	35	53	96	38	58	88	34	54
Asia Pacific	34	11	23	38	13	25	23	10	13
Total Clean Air Division	209	81	128	232	92	140	200	81	119

Total Ride Performance Division	68	-	68	70	-	70	72	-	72

Total Tenneco Inc.	$277	$81	$196	$302	$92	$210	$272	$81	$191
(1) Generally Accepted Accounting Principles
(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco Inc.
Linae Golla
Investor inquires
847-482-5162
lgolla@tenneco.com
or
Bill Dawson
Media inquiries
847-482-5807
bdawson@tenneco.com